UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2004

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 480-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Registrant, Openwave Systems Inc. (“Openwave” or the “Company”) and David C. Peterschmidt entered into an employment agreement on November 1, 2004. Under this agreement, Mr. Peterschmidt: (i) agreed to serve as President and Chief Executive Officer, (ii) is entitled to an annual base salary of $500,000, (iii) is entitled to receive a bonus equal to two months base salary after eight months of employment and (iv) commencing January 1, 2005, will be eligible for a semi-annual incentive cash compensation award targeted at 50% of his annual base salary (i.e., $250,000 for each six-month period, at his current base salary). His actual incentive compensation shall be determined based upon a combination of the Company’s achievement level against financial and other performance objectives established by the Compensation Committee and the Compensation Committee’s assessment of his individual performance, and may result in a payment that is below, at, or above target. In addition, Mr. Peterschmidt, received (i) an option to purchase 500,000 shares of Openwave’s common stock with an exercise price equal to the fair market value on the date of grant (with 25% vesting on the first anniversary and the remainder vesting ratably on a monthly basis over the following three-year period), and (ii) a restricted stock award of 250,000 shares of Openwave’s common stock (vesting ratably on an annual basis over the next four years). The vesting of both the options and the restricted stock is contingent upon continued employment on the applicable vesting date. If Mr. Peterschmidt’s employment is terminated without Cause (as defined in the agreement), then, in consideration for Mr. Peterschmidt’s release of Openwave of any claims and agreement not to compete with Openwave, (i) the next 62,500 shares under the restricted stock award due to vest within the next 12 months, if any such shares remain unvested, shall accelerate and vest automatically upon termination of employment and (ii) Mr. Peterschmidt will be entitled to receive 12 months of his base salary and target incentive cash bonus.

Openwave and Mr. Peterschmidt also entered into Openwave’s standard executive officer change of control severance agreement on November 1, 2004. The agreement provides that 50% of Mr. Peterschmidt’s then unvested options and shares of restricted stock will vest upon a Change of Control (as defined in the agreement), and that, if his employment is terminated (other than as a result of death or disability) as a result of an Involuntary Termination (as defined in the agreement) within the period commencing two months preceding the change of control and ending twenty-four months following the change of control, any remaining unvested options and shares of restricted stock shall vest and Mr. Peterschmidt shall receive severance payments equal to one year base salary. Any benefits payable under this agreement are coordinated with any similar benefits payable under any other agreement, plan, or arrangement and therefore payments under this agreement shall be reduced on a dollar for dollar basis to the extent like-kind benefits are paid or payable under a separate agreement, plan, or arrangement.

Openwave and Mr. Peterschmidt also entered into Openwave’s standard director and executive officer indemnification agreement on November 1, 2004. The agreement provides for indemnification of Mr. Peterschmidt for expenses, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as a director or executive officer or at the Company’s request.

Openwave and Mr. Peterschmidt also entered into Openwave’s standard confidential information and invention assignment agreement on November 1, 2004. The agreement governs the use of the Company’s confidential information by Mr. Peterschmidt and the ownership of intellectual property developed by Mr. Peterschmidt while employed by the Company.

On November 4, 2004, Openwave announced the resignation of Don Listwin as President and Chief Executive Officer of Openwave. The resignation is effective on or about November 5, 2004. Mr. Listwin will continue to serve as a director of Openwave. Mr. Listwin has agreed to remain as an employee to serve as an advisor to Openwave’s new President and Chief Executive Officer until December 31, 2004, at which point his employment would terminate. Since the Company achieved GAAP profitable results for the quarter ended September 30, 2004, Mr. Listwin’s voluntary reduction of his base salary to $1 per year ended, and his base salary was returned to the rate of $400,000 per year effective October 1, 2004 until his final date of employment. Mr. Listwin is not eligible for any incentive compensation under the Company’s corporate incentive plan during this transition period since payments under that plan are suspended for the remainder of calendar year 2004. Mr. Listwin also will continue to be eligible for standard employee benefits during this transition period such as health care insurance, life insurance, and disability insurance. Mr. Listwin also will be entitled to the reimbursement of his reasonable business expenses incurred in the course of performing his services for the Company, so long as such expenses are consistent with and are documented in accordance with the Company’s policies as approved by the Board.

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Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On November 4, 2004, Openwave announced the resignation of Don Listwin as President and Chief Executive Officer of Openwave. The resignation is effective on or about November 5, 2004. Mr. Listwin will continue to serve as a director of Openwave and has agreed to remain an employee to serve as an advisor to Openwave’s new President and Chief Executive Officer. The material terms and conditions of Mr. Listwin’s continued employment with Openwave are described in Item 1.01 above, which description is incorporated by reference into this Item 5.02(b).

(c) On November 4, 2004, Openwave announced the appointment of David C. Peterschmidt as President and Chief Executive Officer and as a director of Openwave, effective on or about November 5, 2004. A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The material terms and conditions of Mr. Peterschmidt’s employment with Openwave are described under Item 1.01 above, which description is incorporated by reference into this Item 5.02(c).

Mr. Peterschmidt, age 57, has served as Chief Executive Officer and Chairman of Securify, Inc., a security software company, since September 2003. Mr. Peterschmidt was Chief Executive Officer and Chairman of Inktomi, Inc. from July 1996 to March 2003. Mr. Peterschmidt also served as Chief Operating Officer of Sybase from 1991 to 1996, and has also held a range of executive positions at other technology software and hardware companies. Mr. Peterschmidt earned his B.A. in Political Science from University of Missouri and M.A. from Chapman College. Mr. Peterschmidt is currently on the Board of Directors of Active Decisions, Business Objects, Electronics for Imaging and Netblue. There are no family relationships between Mr. Peterschmidt and any of the Company’s directors or officers.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The Company’s Board of Directors voted to amend Section 3.2 of the Company’s Amended and Restated Bylaws to increase the number of directors on the Company’s Board of Directors from seven to eight and to restate the bylaws in their entirety, as amended. The amendment and restatement was effective on November 4, 2004. The full text of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company.

10.1	Employment Agreement by and between Openwave Systems Inc. and David C. Peterschmidt dated November 1, 2004.

99.1	Press Release issued by Openwave Systems Inc. on November 4, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ STEVE PETERS
Name:	Steve Peters
Title:	Executive Vice President and Chief Administrative Officer

Date: November 5, 2004

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company.

10.1	Employment Agreement by and between Openwave Systems Inc. and David C. Peterschmidt dated November 1, 2004.

99.1	Press Release issued by Openwave Systems Inc. on November 4, 2004.